Exhibit 4.03
STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF MERCER
OR SHARE EXCHANGE

Pursuant to §33-11-105 of the 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

  1.  The name of the surviving or acquiring corporation is    SCANA Corporation

2.
   Attached hereto and made a part hereof is a copy of the Plan or Merger or Share Exchange   (see §§33-11-101) (merger)
   33-11-102 (share exchange), 33-11-104 (merger of subsidiary into parent) 33-11-107 (merger or share exchange with a foreign corporation), and 33-11-108 (merger of a parent corporation into one of its subsidiaries)).

3.	Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:

(a)	Name of the corporation SCANA Corporation
                 Complete either (1) or (2), whichever is applicable:

(1)	☐ Shareholder approval of the merger or stock exchange was not required
     (See §§33-11-103(h), 33-11-104(a), and 33-11-108(a)).

(2)	☒ The plan of merger or share exchange was duly approved by shareholders of the corporation as follows:

	Number of	Number of	Number of Votes	Number of Undisputed shares Voted
Voting	Outstanding	Votes Entitled	Represented at	For	Against	Abstain
Group	Shares	to be Cast	the Meeting
Common Stock	103,572,623	103,572,623	90,975,207	79,499,380	10,742,705	733,122

*Note:  Pursuant to the Section 33-11-105 (a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

(b)	Name of the corporation New Sub I, Inc.
            Complete either (1) or (2), whichever is applicable:

(1)	☐ Shareholder approval of the merger or stock exchange was not required
     (See §§33-11-103(h), 33-11-104(a), and 33-11-108(a)).

(2)    ☒  The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

	Number of	Number of	Number of Votes	Number of Undisputed shares Voted
Voting	Outstanding	Votes Entitled	Represented at	For	Against
Group	Shares	to be Cast	the Meeting
Common Stock	1,000	1,000	1,000	1,000	-0-

*Note:   Pursuant to the Section 33-11-105 (a)(3)ii, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

4.              Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (See §33-1-230(b)): Effective as of the close of business on the date of filing.

DATE:  February 10, 2000                     SCANA Corporation
(Name of the Surviving or Acquiring Corporation)

By:  /s/Kevin B. Marsh
               (Signature and Office)

   Kevin B. Marsh / CFO
  (Type or Print Name and Office)

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy must be filed.

2.	Filing Fee (payable to the Secretary of State at the time of filing of this document).

Filing Fee	$ 10.00
Filing tax	100.00

3.	TWO COPIES OF THE PLAN OF MERGER OR SHARE EXCHANGE MUST BE FILED WITH THIS FORM AS AN ATTACHMENT.

Form Approved by South Carolina
Secretary of State 1/89